Confidential | for discussion purposes only GOLUB CAPITAL DIRECT LENDING CORPORATION EARNINGS PRESENTATION QUARTER ENDED SEPTEMBER 30, 2024

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; the effect of investments that we expect to make and the competition for those investments; completion of a public offering of our securities or other liquidity event; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; turmoil in Ukraine, Russia and the Middle East, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

3 Summary of Quarterly Results 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning July 1, 2021 and ending September 30, 2024. The first investment in GDLC took place on July 1, 2021. These returns do not represent an actual return to any investor in the Company. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value. – GDLC generated an annualized net income return on equity1 of 9.9% during the quarter ended September 30, 2024. – GDLC has achieved an inception-to-date IRR2 on NAV of 12.0% through September 30, 2024. – For the quarter ended September 30, 2024, we made new investment commitments of $73.8 million in 32 portfolio companies. The fair value of investments as of September 30, 2024 was $689.9 million. Overall, total investments in portfolio companies at fair value increased by $63.7 million or 10.2%. – The annualized investment income yield3 for the three months ended September 30, 2024 was 12.1%, a decrease from 12.3% for the three months ended June 30, 2024. – Strong credit performance; over 96% of the investments in our portfolio at fair value continue to have an Internal Performance Rating of 4 or higher as of September 30, 2024. As of September 30, 2024, there were four portfolio company investments on non-accrual.

Summary of Quarterly Results (cont'd)

(Dollar amounts in 000s, except per share data)	Quarter Ended September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Select Financial Data					
New investment commitments	$59,944	$231,591	$90,828	$101,266	$73,810
Fair value of investments	$320,486	$462,782	$535,940	$626,263	$689,946
Net income (loss)	$5,763	$8,005	$13,710	$12,350	$10,488
Net investment income after tax	$5,261	$7,538	$9,169	$10,078	$11,191
Earnings (loss) per weighted average share[1]	$0.46	$0.47	$0.62	$0.50	$0.37
Net investment income per weighted average share[1]	$0.42	$0.44	$0.42	$0.41	$0.40
Accrual (reversal) for capital gain incentive fee per weighted average share[1]	$—	$—	$0.02	$0.01	($0.01)
Net investment income before accrual for capital gain incentive fee (net) per weighted average share[1,2]	$0.42	$0.44	$0.44	$0.42	$0.39
Annualized return on equity – net income[3]	12.1%	12.3%	16.8%	13.5%	9.9%
Quarterly return on equity – net income (loss)[4]	3.0%	3.1%	4.2%	3.4%	2.5%
Asset Mix of New Originations					
Senior Secured	2%	13%	1%	0%*	1%
One Stop	97%	87%	99%	98%	97%
Junior Debt[5]	1%	0%	0%*	2%	0%*
Equity	0%*	0%*	0%*	0%*	2%

* Represents an amount less than 1%.

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented. Due to the significant changes in net assets, net investment income and net income that may occur quarter-to-quarter as a result of Golub Capital Direct Lending Corporation ("we", "us", "our", the "Company" or "GDLC") commencing operations on July 1, 2021, per share amounts may fluctuate significantly from quarter-to-quarter and quarterly comparisons may not be meaningful.
2. As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual (reversal) of the capital gain incentive fee under GAAP which is not contractually payable under the terms of the Company's investment advisory agreement with GC Advisors (the "Investment Advisory Agreement"). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended September 30, 2024, is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
3. Return on equity calculations are based on daily weighted average of total net assets during the period presented.
4. Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.
5. Junior Debt consists of second lien and subordinated debt.

GOLUB CAPITAL

4

5 $15.00 $0.40 ($0.37) $0.00 $(0.03) $15.00 June 30, 2024 NAV Net Investment Income Dividends Recorded in September 30, 2024 Quarter Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments September 30, 2024 NAV GDLC Generated Strong NII Resulting in 9.9% Annualized Return to Shareholders1 * Represents an amount less than $0.01. 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. Net Realized & Unrealized Gain: $(0.03) NAV Per Share Bridge

6 2% 92% 6% Portfolio Highlights - Portfolio Diversity as of September 30, 2024 Investment Portfolio $690MM | 217 Portfolio Companies | Average Size 0.5% Portfolio Composition by Seniority 1. Junior Debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3%. 98% First Lien Diversification by Portfolio Company Top 10 Portfolio Companies 19% Top 25 Portfolio Companies 38% Remaining 192 Portfolio Companies 62% Avg Size 0.5% Floating, 99% Fixed, 1% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 Software 33% Specialty Retail 9% Insurance 7% Diversified Consumer Services 7% Commercial Services & Supplies 6% Automobiles 5% Healthcare Providers & Services 3% 29 industries below 3% First Lien Traditional Senior First Lien One Stop Junior Debt1 Equity * Junior Debt represents an amount less than 1% 0%*

Portfolio Highlights - Economic Analysis



14.0%
13.0%
12.0%
11.0%
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
12.4%
12.7%
12.5%
12.3%
12.1%
12.1%
12.3%
12.1%
11.9%
11.7%
7.7%
8.2%
8.1%
8.3%
8.8%
5.4%
5.3%
5.3%
5.3%
4.6%
4.8%
4.5%
4.4%
4.0%
3.3%
September 30, 2023
December 31, 2023
March 31, 2024
June 30, 2024
September 30, 2024
Investment income yield1
Income yield2
Weighted average net investment spread3
Weighted average cost of debt4
3-Month Secured Overnight Financing Rate ("SOFR")

1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value.
2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, and accrued PIK/non-cash dividend income, but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.
4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

GOLUB CAPITAL

7

Portfolio Highlights - Portfolio Ratings

- Over 96% of the investments in our portfolio at fair value have an Internal Performance Rating of 4 or higher as of September 30, 2024, and four portfolio company investments were on non-accrual.

Internal Performance Ratings

(% of Portfolio at Fair Value)

	At Fiscal Year End			At Quarter End			
Rating	2021	2022	2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
5	0.0%	0.6%	0.2%	1.1%	1.1%	1.0%	0.2%
4	100.0%	97.9%	94.5%	95.1%	95.6%	97.4%	96.1%
3	0.0%	1.5%	5.3%	3.8%	3.3%	1.6%	3.4%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%*	0.3%
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Grand Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Internal Performance Ratings Definition

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower could be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%.

GOLUB CAPITAL

8

Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except share and per share data)	As of September 30, 2023 (audited)	December 31, 2023 (unaudited)	March 31, 2024 (unaudited)	June 30, 2024 (unaudited)	September 30, 2024 (audited)
Assets					
Investments, at fair value	$320,486	$462,782	$535,940	$626,263	$689,946
Cash, cash equivalents and foreign currencies	29,041	17,579	12,921	11,833	11,570
Restricted cash	—	—	—	11,488	8,550
Other assets	1,990	6,361	8,709	9,266	9,442
Total Assets	$351,517	$486,722	$557,570	$658,850	$719,508
Liabilities and Net Assets					
Debt	$109,347	$156,978	$178,520	$239,969	$244,053
Unamortized debt issuance costs	(890)	(920)	(743)	(1,190)	(1,933)
Interest payable	1,791	2,675	3,410	4,255	4,926
Distribution payable	4,115	2,953	10,762	9,067	7,018
Management and incentive fee payable	1,071	1,503	2,256	2,650	3,298
Other liabilities	543	855	692	750	683
Total Liabilities	115,977	164,044	194,897	255,501	258,045
Total Net Assets	235,540	322,678	362,673	403,349	461,463
Total Liabilities and Net Assets	$351,517	$486,722	$557,570	$658,850	$719,508
Net Asset Value per Share	$ 15.00	$ 15.00	$ 15.00	$ 15.00	$ 15.00
GAAP Leverage	0.47x	0.49x	0.50x	0.61x	0.54x
GAAP debt-to-equity net[1]	0.34x	0.43x	0.46x	0.57x	0.50x
Asset coverage	311.9 %	302.1 %	299.4 %	265.2 %	285.3 %
Common shares outstanding	15,702,640	21,511,820	24,178,194	26,889,900	30,764,174

GOLUB CAPITAL

9

1. GAAP debt-to-equity, net is calculated as (a) total debt reduced by cash, cash equivalents and foreign currencies divided by (b) total net assets.

10 Quarterly Operating Results Quarter Ended (Dollar amounts in 000s, except share and per share data) September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 (unaudited) (unaudited) (unaudited) (unaudited) (unaudited) Investment Income Interest income $8,437 $12,091 $15,136 $16,949 $19,449 Dividend income 265 261 290 301 319 Fee income 17 32 39 80 113 Total investment income $8,719 $12,384 $15,465 $17,330 $19,881 Expenses Interest and other debt financing expenses $1,941 $2,862 $3,624 $4,482 $5,518 Base management fee, net of waiver 486 666 838 968 1,683 Incentive fee – net investment income, net of waiver 585 838 1,058 1,140 1,226 Incentive fee – capital gains — — 359 183 (153) Other operating expenses 446 405 401 479 416 Total Expenses $3,458 $4,771 $6,280 $7,252 $8,690 Excise tax — 75 16 — — Net Investment Income after tax $5,261 $7,538 $9,169 $10,078 $11,191 Net Gain (Loss) on Investments and Foreign Currency Net realized gain (loss) on investments and foreign currency transactions $15 $12 $24 $640 $67 Net unrealized appreciation (depreciation) on investments and foreign currency transactions 487 455 4,517 1,632 (770) Net gain (loss) on investments and foreign currency transactions 502 467 4,541 2,272 (703) Net increase/(decrease) in net assets resulting from operations $5,763 $8,005 $13,710 $12,350 $10,488 Per Share Data1 Earnings/(loss) per weighted average share $0.46 $0.47 $0.62 $0.50 $0.37 Net investment income per weighted average share $0.42 $0.44 $0.42 $0.41 $0.40 Distributions declared per share2 $0.46 $0.47 $0.63 $0.51 $0.37 Weighted average common shares outstanding 12,563,478 17,319,083 21,984,637 24,626,242 28,260,988 See the slide titled “Endnotes - Quarterly Operating Results” at the end of this presentation for footnotes.

Quarterly Return on Equity Since Inception*

Investors in GDLC have achieved a 12.0% IRR on NAV[1]



3.1%
3.2%
0.2%
1.5%
1.8%
3.3%
3.4%
3.0%
3.1%
4.2%
3.4%
2.5%
Avg. 2.5%
(0.1)%
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Dec-23
Mar-24
Jun-24
Sep-24

* Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.

1. The 12.0% Internal rate of return ("IRR") on net asset value ("NAV") is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning July 1, 2021 and ending September 30, 2024. The first investment in GDLC took place on July 1, 2021. These returns do not represent an actual return to any investor in the Company.

GOLUB CAPITAL

11

Liquidity and Capital Subscriptions

Cash and Cash Equivalents

- Unrestricted cash and cash equivalents and foreign currencies totaled $11.6 million as of September 30, 2024.
- Restricted cash totaled $8.6 million as of September 30, 2024. Restricted cash is held pursuant to our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment under the terms of the relevant leverage facility.

Capital Subscriptions

- As of September 30, 2024, we had total investor capital subscriptions of $512.6 million and contributed capital of $457.9 million (89.3% called capital ratio).
- During the quarter ended September 30, 2024, we issued two capital calls for proceeds totaling $58.1 million.

Debt Facilities - Availability

- PNC Facility - As of September 30, 2024, subject to leverage and borrowing base restrictions, we had $7.5 million of remaining commitments and availability on this $110.0 million revolving credit facility. On September 19, 2024, we exercised the option to reduce the borrowing capacity under the PNC Facility from $220.0 million to $110.0 million. On November 18, 2024, all amounts outstanding under our PNC Facility were repaid, following which the agreements governing our credit facility with PNC Bank were terminated.
- Deutsche Bank Credit Facility - As of September 30, 2024, subject to leverage and borrowing base restrictions, we had $158.5 million of remaining commitments and $32.3 million of availability on this $300.0 million revolving credit facility. We entered into amendments to the credit facility on July 11, 2024 and October 17, 2024 to, among other things, (i) increase the total facility size to $450.0 million from $150.0 million and (ii) reduce the interest rate to SOFR plus 2.10% from SOFR plus 2.25%.
- Adviser Revolver - As of September 30, 2024, we had $70.0 million of remaining commitments and availability on our $70.0 million unsecured line of credit with GC Advisers. On October 21, 2024, we entered into an amendment to the Adviser Revolver to extend the maturity date of the Adviser Revolver from November 15, 2024 to October 21, 2027.

Key Funding Vehicles[1]

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate
PNC Facility	$ 110,000	$ 102,544	$ 7,456	N/A	March 21, 2025	SOFR + 2.45%[2]
Deutsche Bank Credit Facility	300,000	141,509	158,491	May 14, 2027	May 14, 2030	SOFR + 2.10%[3]
GC Advisors Revolver	70,000	—	70,000	N/A	October 21, 2027[4]	Applicable Federal Rate

See the slide titled "Endnotes - Liquidity and Capital Subscriptions" at the end of this presentation for footnotes.

GOLUB CAPITAL

12

13 Common Stock and Distribution Information Distributions Paid and Payable (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount May 5, 2023 July 28, 2023 July 2023 12,098,235.820 September 19, 2023 $0.1362 $1,648 August 3, 2023 August 30, 2023 August 2023 12,098,235.820 November 22, 2023 0.1400 1,694 August 3, 2023 September 22, 2023 September 2023 13,449,887.353 November 22, 2023 0.1800 2,421 Total for Quarter Ended September 30, 2023 $0.4562 $5,763 August 3, 2023 October 20, 2023 October 2023 15,702,639.886 December 28, 2023 $0.1455 $2,284 November 17, 2023 November 20, 2023 November 2023 17,099,291.419 December 28, 2023 0.1619 2,768 November 17, 2023 December 15, 2023 December 2023 18,495,942.952 February 21, 2024 0.1596 2,953 Total for Quarter Ended December 31, 2023 $0.4670 $8,005 November 17, 2023 January 19, 2024 January 2024 21,511,820.218 March 20, 2024 $0.1371 $2,948 February 2, 2024 February 26, 2024 February 2024 21,511,820.218 May 22, 2024 0.2181 4,692 February 2, 2024 March 15, 2024 March 2024 22,414,106.885 May 22, 2024 0.2708 6,070 Total for Quarter Ended March 31, 2024 $0.6260 $13,710 February 2, 2024 April 19, 2024 April 2024 24,178,193.551 June 17, 2024 $0.1358 $3,283 May 3, 2024 May 27, 2024 May 2024 24,178,193.551 August 21, 2024 0.2292 5,543 May 3, 2024 June 21, 2024 June 2024 25,049,813.551 August 21, 2024 0.1407 3,524 Total for Quarter Ended June 30, 2024 $0.5057 $12,350 May 3, 2024 July 19, 2024 July 2024 26,889,900.217 September 18, 2024 $0.1291 $3,470 August 2, 2024 August 27, 2024 August 2024 28,831,653.550 November 19, 2024 0.1225 3,533 August 2, 2024 September 17, 2024 September 2024 28,831,653.550 November 19, 2024 0.1209 3,485 Total for Quarter Ended September 30, 2024 $0.3725 $10,488

14 Common Stock and Distribution Information (cont’d) Distributions Declared (Dollar amounts in 000’s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount August 2, 2024 October 15, 2024 October 20241 30,764,173.550 December 18, 2024 TBD TBD November 14, 2024 November 15, 2024 November 20242 TBD January 8, 2025 TBD TBD November 14, 2024 December 13, 2024 December 20243 TBD February 18, 2025 TBD TBD November 14, 2024 January 17, 2025 January 20254 TBD March 18, 2025 TBD TBD 1. On August 2, 2024, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of October 31, 2024 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period October 1, 2024 through October 31, 2024 and the payment of this distribution is $15.00 per share. 2. On November 14, 2024, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of November 30, 2024 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period November 1, 2024 through November 30, 2024 and the payment of this distribution is $15.00 per share. 3. On November 14, 2024, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of December 31, 2024 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period December 1, 2024 through December 31, 2024 and the payment of this distribution is $15.00 per share. 4. On November 14, 2024, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of January 31, 2025 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period January 1, 2025 through January 31, 2025 and the payment of this distribution is $15.00 per share.

15 1.Except as otherwise noted, per share data is calculated based on the daily weighted average shares outstanding during the period presented. 2.Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, “Common Stock and Distribution Information” included in this presentation for details on the distributions declared during the period. Endnotes - Quarterly Results

16 1.Information presented is as September 30, 2024 2.The PNC Facility will bear interest at the applicable base rate plus a margin ranging from 2.10% to 2.45%, depending on the degree of uncalled capital commitments coverage of the PNC Facility’s borrowing base versus the assets securing the facility. 3.Information presented is as of September 30, 2024. Deutsche Bank Credit Facility interest rate reflects the October 17, 2024 amendment. 4.Information presented is as of September 30, 2024. Adviser Revolver maturity date reflects the October 21, 2024 amendment. Endnotes - Liquidity and Capital Subscriptions